EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated April 8, 2005, accompanying the consolidated financial statements included in the Annual Report of Century Casinos, Inc. on Form 10-K for the year ended December 31, 2004. We hereby consent to the incorporation by reference of said report in the Registration Statement of Century Casinos, Inc. on Form S-8 (File No. 333-13801, effective October 9, 1996).

/s/ GRANT THORNTON LLP
Colorado Springs, Colorado
April 8, 2005